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                      [Letterhead of Sterling Optical (R)]

June 10, 1996

Via FAX and Overnight Mail

Dr. Larry Joel, President
Duling Optical Corporation
4415 Poplar Level Road
Louisville, Kentucky 40213

Re:  ASSIGNMENT AND ASSUMPTION OF LEASES

Dear Larry:

In accordance with your understanding and agreement with Robert Greenberg, I am enclosing an additional, partially executed form of Assignment and Assumption of Leases Agreement pursuant to which Duling Optical Corporation will assign to Sterling Vision DKM, Inc. ("DKM") all of its right, title and interest in and to the Leases for the following locations;

      1.    Store No. 1120    Crossroad Center
                              Waterloo, Iowa

      2.    Store No. 1233    Grand Central Mall
                              Parkersburg, West Virginia

      3.    Store No. 1270    Governor's Square Mall
                              Clarksville, Tennessee

With respect to the foregoing, this letter will serve to confirm DKM's agreement that, in consideration of Duling Optical Corporation's assignment of said Leases to DKM: (i) DKM (subject to its right to reject any such Lease on or before July 24, 1996 and, in such event, to pay only the rental accruing from and after June 7, 1996 through the date of any such rejection) will assume all outstanding obligations and/or liabilities to the Landlord named in each such Lease; (ii) DKM will pay and discharge all amounts due the employees of the Premises covered by each such lease for the period commencing from and after May 30, 1996; and
(iii) DKM will pay and discharge all amounts due the employees of Store No. 1124, Dubque, Iowa, and Store No.

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Dr. Larry Joel
June 10, 1996
Page 2


1122, Jefferson City, Missouri, for the period commencing from and after May 30, 1996 through the date that DKM removes therefrom all personal property located in each of said locations.


It would be greatly appreciated if you would execute, have notarized and re-transmit to me a duplicate copy of the enclosed Agreement, as soon as possible.

                                        Very truly yours,

                                        STERLING VISION DKM, INC.

                                        By:   /s/ Joseph Silver
                                              ------------------
                                              Joseph Silver,
                                              Executive Vice President &
                                              General Counsel

JS/pas
Enclosure
cc:   Thomas Fafinsky, Esq.


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                      ASSIGNMENT AND ASSUMPTION OF LEASES
                             (COMPANY STORE LEASES)

     This Assignment and Assumption of Lease Agreement (the "Agreement") is being entered into as of the 7th day of June, 1996, by and between Duling Optical Corporation, a Delaware corporation, having an office at 4415 Poplar Level Road, Louisville, Kentucky 40213 (the "Assignor"), and Sterling Vision DKM, Inc., a Delaware corporation having its principal office at 1500 Hempstead Turnpike, East Meadow, New York 11554 (the "Assignee").

                              W I T N E S S E T H:

     WHEREAS, the Assignor is the Tenant under each of the leases described in Exhibit "A" annexed hereto (each individually referred to as a "Lease" and, collectively, as the "Leases") relating to the premises specified in each Lease (the "Premises"); and

     WHEREAS, the Assignee desires to purchase from the Assignor all of the Assignor's right, title and interest as the Tenant under each of the Leases and, in connection therewith, to assume the obligations of the Assignor under each such Lease; and

     WHEREAS, the Assignor is so willing to sell and assign to the Assignee all of its right, title and interest under each of the Leases.

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee hereby covenant and agree, as follows:

     1. Assignment. Subject to the provisions of Paragraph 9 hereof, the Assignor, as of the date hereof (the "Effective Date"), hereby grants, bargains, sells, conveys, assigns, transfers, set over and delivers to Assignee, its successors and assigns, all of the Assignor's right, title and interest in and to each of the Leases more particularly described on Exhibit A annexed hereto, including any security deposit and advance rental payments held by the Landlord thereunder, and such Assignor's leasehold interest in the Premises covered thereby.

     2. Representations and Warranties of Assignor. The Assignor hereby represents and warrants as to each such Lease

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that, as of the date hereof: (i) the Assignor is the owner and holder of the
Tenant's interest under such Leases;

(ii) the Assignor has made no prior assignments of such Lease or of any rights therein; (iii) since January 1, 1996, such Lease has not been modified or amended, except as specifically set forth in Exhibit A annexed hereto and except as to the certain arrangements regarding the payment of past due rents; (iv) such Lease is in full force and effect and the term thereof has commenced pursuant to the provisions thereof; (v) the Assignor is in possession of the Premises; (vi) the Assignor has not commenced any action or given or served any notice for the purpose of terminating such Lease; and (vii) the Assignor has full power and authority to execute, deliver and perform this Agreement, and this Agreement constitute the valid and binding obligation of such Assignor, enforceable in accordance with its terms, and no consent or approval of any third party is required with respect to this Agreement except for the consent of the Landlord under each of said Leases.

     3. Indemnification. Assignor hereby covenants and agrees to indemnify and hold Assignee harmless from and against any and all liability, loss or damage (including, but not limited to, reasonable attorneys' fees) which Assignee may incur by reason of any breach by the Assignor of any of its representations and/or warranties contained herein and/or the failure of the Assignor to comply with its obligations as set forth in Paragraph 5 hereof.

     4. Assumption. Subject to the provisions of Paragraph 9 hereof, the Assignee hereby covenants and agrees to assume all of the obligations on the part of the Tenant under each of the Leases to be performed or observed, and whether or not the same arose and/or became payable prior to the Effective Date hereof.

     5. Cooperation. Assignor covenants and agrees to promptly cooperate with the Assignee and to take such further action and to execute such further documents and instruments as may be reasonably requested by Assignee in order to carry out the provisions and purposes of the Agreement.

     6. Binding Nature. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto, and each of their respective legal representatives, successors and/or assigns.

     7. Invalidity. If any term, covenant or condition of this Agreement shall be held to be invalid, illegal or unenforceable, in any respect, this Agreement shall be construed without such provision.


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     8. Counterparts; Governing Law; No Modification. This Agreement may be
executed in counterparts, each of which shall be deemed an original, but all of which, when taken together, shall constitute one and the same instrument and, as to each Lease assigned hereunder, shall be governed by, and construed in accordance with, the internal laws of the State in which the Premises covered by such Lease is located. No modification or amendment of any provision of this Agreement or any waiver of any term hereof shall, in any event, be effective unless made by an instrument, in writing, signed by all of the parties hereto.

     9. Right to Reject. Notwithstanding anything to the contrary contained herein, it is specifically understood and agreed that Assignee, by notice, in writing, giving to the Assignor at any time prior to July 24, 1996, shall have the right to exclude (reject) any one or more of the Leases assigned hereby;

provided, however, that notwithstanding any such exclusion (rejection) of any such Lease by the Assignee, the Assignee shall nevertheless be required to pay all rent due the Landlord of such excluded Lease(s) arising and/or accruing during the period, only, from the date hereof to the date of any such notice to the Assignor.

     IN WITNESS WHEREOF, Assignors and Assignee have caused this Agreement to be duly executed as of the day and year first above written.


ASSIGNOR:                               DULING OPTICAL CORPORATION

                                        By:   /s/ Larry Joel
                                              -------------------------
                                              Larry Joel, President

ASSIGNEE:                               STERLING VISION DKM, INC.

                                        By:   /s/ Joseph Silver
                                              -------------------------
                                              Joseph Silver,
                                              Executive Vice President &
                                              General Counsel


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STATE OF KENTUCKY     )
                      ) ss.:
COUNTY OF JEFFERSON   )

      On this 12th of June, 1996, before me personally came Larry Joel, an individual residing at 8910 Cromwell Lane, Louisville, Kentucky 40222 who, being by me duly sworn, did depose and say that he is the President of each of the Duling Optical Corporation, D & K Optical, Inc. and Monfried Optical Company, the corporations named in and which executed the above instrument, and that he signed his name thereto pursuant to the authority granted him by the Board of Directors of each of said corporations.

                                        /s/ Apryl L. Robinson
                                        --------------------------------
                                        Notary Public, State of Kentucky

My Commission Expires: 3-27-98

               (Notary Seal)

STATE OF NEW YORK   )
                    ) ss.:
COUNTY OF NASSAU    )

On this 10th day of June, 1996, before me personally came Joseph Silver, an individual residing at 12 South Drive, Great Neck 11021 who, being by me duly sworn, did depose and say that he is an Executive Vice President of Sterling Vision DKM, Inc., the corporation named in and which executed the above instrument, and that he signed his name thereto pursuant to the authority granted him by the Board of Directors of said corporation.

                                        /s/ Deborah L. Kahm
                                        --------------------------------
                                        Notary Public, State of New York

My Commission Expires:                  DEBORAH L. HAHM
                                        NOTARY PUBLIC, State of New York
               (Notary Seal)                   No. 30-47[Illegible]
                                        Qualified in Nassau County
                                        Commission Expires 12/31/96

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                                   Exhibit A

Store No: 1120

Lease Agreement, dated January 17, 1990, between The Equitable Life Assurance Society of the United States, as Landlord and Duling Optical Corporation, as Tenant, covering the Premises located at Crossroad Center, Waterloo, Iowa.

Store No:  1233

Lease Agreement, undated, between Grand Center Limited Partnership, a limited partnership, as Landlord and Duling Optical Corporation, as Tenant, covering the Premises located at Grand Central Mall, Parkersburg, West Virginia.

Store No.: 1270

Lease Agreement, dated May 31, 1989, between Governor's Square Company, a General Partnership, as Landlord and Duling Optical Corporation, as Tenant, covering the Premises located at Governor's Square Mall, Clarksville, Tennessee.


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